As filed with the Securities and Exchange Commission on August 28, 2003

Registration No. 33-106321

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SURE TRACE SECURITY CORPORATION

(Exact name of Registrant as Specified in its Charter)
Utah	84-0959153
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1530-9th Ave S.E.

Calgary, Alberta, Canada T2G 0T7

(Address of Principal Executive Offices) (Zip Code)

2003 SPECIAL STOCK OPTION AND STOCK AWARD PLAN

(Full Title of the Plan)

National Registered Agents, Inc.

878 W. Baxter Drive, S. Jordan, Utah 84095

(Name and Address of Agent for Service)

800-767-1553

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, no par value per share	5,203,666	$0.20	$1,040,733	$95.75
Total	5,203,666	$0.20	$1,040,733	$95.75

(1) Pursuant to Rule 457(f), the proposed maximum offering price per share and the proposed maximum offering price have been calculated on the basis of the set exercise price for the shares under the Option Plan as filed as an Exhibit to this Registration Statement

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same incentive equity plan is effective.

THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2003 (FILE NO. 333-106321) IS HEREBY INCORPORATED BY REFERENCE.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Sure Trace Security Corporation ("Sure Trace" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

    The unaudited consolidated financial statements of the Registrant contained in the Registrant's Quarterly Reports on Form 10-QSB, for the periods ended March 31, 2003 and June 30, 2003, filed on June 13, 2003, and August 14, 2003, respectively, by the Registrant (file no. 000-11424) under Section 13(a) or 15(d) of Securities Exchange Act of 1934 (the "Exchange Act").

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extend that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
Exhibit Number	Description
5.1	Opinion of W. Scott Lawler, Esq.

23.1	Consent of W. Scott Lawler, Esq (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of Michael Johnson & Co., LLC(1)

24.	Powers of Attorney(1)

99.1	2003 Special Stock Option and Award Plan

(1) Incorporated by reference to Exhibit 23.2 filed with the Form S-8 Registration Statement filed on June 20, 2003, file number 33-106321

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Canada on the 27th day of June 2003.

SURE TRACE SECURITY CORPORATION

(Registrant)

/s/ PETER LEEUWERKE

By: Peter Leeuwerke

Title: President

Signature Capacity Date

Chief Executive Officer and August 27, 2003

/s/ PETER LEEUWERKE Member of the Board of Directors

Peter Leeuwerke

The signatures of the following members of the Board of Directors have been signed by Mr. Leeuwerke pursuant to an effective Power of Attorney granted to Mr. Leeuwerke by each such member.

/s/ GRHAM ENTWISTLE Member of the Board of Directors August 27, 2003

Graham Entwistle

/s/ DOUG RICE Member of the Board of Directors August 27, 2003

Doug Rice

/s/ RYAN CORLEY Member of the Board of Directors August 27, 2003

Ryan Corley

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of W. Scott Lawler, Esq.

23.1	Consent of W. Scott Lawler, Esq (included in Exhibit 4.1 to this Registration Statement)

23.2	Consent of Michael Johnson & Co., LLC(1)

24.	Powers of Attorney(1)

99.1	2003 Special Stock Option and Award Plan

(1) Incorporated by reference to Exhibit 23.2 filed with the Form S-8 Registration Statement filed on June 20, 2003, file number 33-106321.